UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2016

Centennial Resource Development, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37697	47- 5381253
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1401 Seventeenth Street, Suite 1000
Denver, Colorado 80202
(Address of principal executive offices, including zip code)

(720) 441-5515
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On October 11, 2016, following the closing of the acquisition by Centennial Resource Development, Inc. (formerly known as Silver Run Acquisition Corporation) (the “Company”) of approximately 89% of the outstanding membership interests in Centennial Resource Production, LLC (“CRP”), the Company issued 844,079 shares of its Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), to an accredited investor at the direction of members of CRP affiliated with such investor (the “CRP Members”), in exchange for 844,079 common membership interests in CRP (the “CRP Common Units”) held by such CRP Members.  The exchange was effected in accordance with the Fifth Amended and Restated Limited Liability Company Agreement of CRP, which permits certain holders of CRP Common Units to exchange their CRP Common Units on a one-for-one basis for shares of Class A Common Stock.  Upon the exchange of the CRP Common Units described above, the Company cancelled 844,079 shares of its Class C Common Stock, par value $0.0001 per share, held by the CRP Members. The issuance of the shares of Class A Common Stock was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENNIAL RESOURCE DEVELOPMENT, INC.

Date: October 14, 2016
	By:	/s/ George S. Glyphis
	Name:	George S. Glyphis
	Title:	Chief Financial Officer, Treasurer and Assistant Secretary

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